Exhibit 99.1

Investor Contact:

John Mills

Managing Partner

ICR

646-277-1254

Limoneira Announces Sale of its Multi-Use Mercantile Property

Sale Generated Net Cash of $4.0 Million

Transaction In-Line with Company's Long-Term Strategy to Monetize Non-Core Real Estate Assets

Santa Paula, CA., September 4, 2019 – Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus packing, selling and marketing company with related agribusiness activities and real estate development operations, today announced the sale of its multi-use facility consisting of a retail convenience store, gas station, car wash, and quick serve restaurant located in Santa Paula. The transaction closed on August 30th, 2019 and the Company received approximately $4.0 million in net proceeds. In addition, the Company will record a gain of approximately $0.6 million in its fourth fiscal quarter of 2019.

Harold Edwards, President and Chief Executive Officer, stated, "We are pleased with the terms of the sale of our multi-use Mercantile property. We will use the cash generated by the sale to pay down debt and to invest in the growth of our agribusiness. This transaction is in-line with our long-term strategy to opportunistically monetize our rich portfolio of assets."

About Limoneira Company

Limoneira Company, a 126-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon´âra) is a dedicated sustainability company with 15,700 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements, including guidance for fiscal year 2019, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira's current expectations about future events and can be identified by terms such as "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "strive to," and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira's SEC filings which are available on the SEC's website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Source: Limoneira Company

Investors
ICR
John Mills, 646-277-1254
Managing Partner

or
Media
LIMONEIRA
John Chamberlain, 805-525-5541 ext. 1056
Director-Marketing